UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2015

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events
Lamperd Less Lethal Current Marketing Review.
To date we have been working to expand our footprint into the Middle East and North Africa, and pleased that we have aligned ourselves with a strategic partner in the Gulf Cooperation Council (GCC) region, allowing for expansion into new market areas with a diverse audience.

Our products were recently displayed with great success at two major tradeshows held in Dubai UAE, Intersec 2015 and IDEX 2015. Law enforcement and military looking for new technology in the field of non-lethal weapons were attracted to the products we offer, such as our body camera, which is currently being tested and used by UAE Police boat units, and a projected implementation encompassing forty UAE patrol vessels. Additionally, the Dubai Police Force is awaiting our Wifi/4G capable unit for their officers; we expect to deliver in 30 days.

Our patented composite ammunition is also currently being reviewed by Oman and Egypt for potential upgrade of current munitions. Furthermore, the Royal Oman Police (ROP) have a huge requirement, in that they use over 5 million rounds yearly for training. Lamperd has been specifically chosen for review by the ROP because they pride themselves on utilizing the most advanced systems and equipment available. After joining into a partnership in the Middle east, we have had quotes for 5 million U.S.D. in ammunition alone. While sales historically take time to complete in this region, we are pleased that customers are pushing to get quotes and arrange demonstrations quickly. With the huge emerging non-lethal weapons market from the GCC and North Africa, our products are in a position to provide solutions to solve challenges faced by police and military in the Middle East and around the world.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Lamperd Less Lethal
Barry Lamperd, President
(519) 344-4445

www.lamperdtraining.com

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: March 30, 2015